As filed with the Securities and Exchange Commission on March 1, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WEYERHAEUSER COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Washington	91-0470860
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

33663 Weyerhaeuser Way South

Federal Way, Washington 98063-9777

(Address of Principal Executive Offices, Including Zip Code)

Weyerhaeuser Company Investment Growth Plan

Weyerhaeuser Company Hourly 401(k) Plan – Number One

Weyerhaeuser Company Hourly 401(k) Plan – Number Two

NORPAC Hourly 401(k) Plan

(Full Title of the Plans)

Claire S. Grace

Corporate Secretary

Weyerhaeuser Company

33663 Weyerhaeuser Way South

Federal Way, Washington 98063-9777

(253) 924-2345

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

J. Sue Morgan

Perkins Coie LLP

1201 Third Avenue, Suite 4800

Seattle, Washington 98101-3099

(206) 359-8000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered (1)	Amount To Be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $1.25 per share
Weyerhaeuser Company Investment Growth Plan	3,517,550	$82.50	$290,197,875	$8,909.08
Weyerhaeuser Company Hourly 401(k) Plan – Number One	927,182	$82.50	$76,492,515	$2,348.33
Weyerhaeuser Company Hourly 401(k) Plan – Number Two	20,357	$82.50	$1,679,452.50	$51.52
NORPAC Hourly 401(k) Plan	74,038	$82.50	$6,108,135	$187.52
Less registration fee carried forward (4)(5)				$(4,598.30)
Total	4,539,127	$82.50	$374,477,977.50	$6,898.15

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans named above.
(2)	Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the employee benefit plans named above as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding Common Stock.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. The Proposed Maximum Offering Price Per Share is estimated to be $82.50 based on the average of the high sales price ($83.07) and the low sales price ($81.93) for the Registrant’s Common Stock as reported on the New York Stock Exchange on February 23, 2007.
(4)	Pursuant to Rule 457(p) under the Securities Act, this Registration Statement carries forward a registration fee of $4,518.86 previously paid in connection with the Registrant’s Registration Statement on Form S-8 (Registration No. 333-53010) filed with the Securities and Exchange Commission on December 29, 2000 to register shares of the Registrant’s Common Stock for the Weyerhaeuser Company Performance Share Plan. The Weyerhaeuser Company Performance Share Plan has now been merged into the employee benefit plans named above, and the shares available under the Weyerhaeuser Company Performance Share Plan have been allocated among each of such employee benefit plans as follows: 995,364 shares to the Weyerhaeuser Company Investment Growth Plan, 242,182 shares to the Weyerhaeuser Company Hourly 401(k) Plan—Number One, 20,357 shares to the Weyerhaeuser Company Hourly 401(k) Plan—Number Two and 17,083 shares to the NORPAC Hourly 401(k) Plan.
(5)	Pursuant to Rule 457(p) under the Securities Act, this Registration Statement carries forward a registration fee of $79.44 previously paid in connection with the Registrant’s Registration Statement on Form S-8 (Registration No. 333-86114) filed with the Securities and Exchange Commission on April 12, 2002 to register shares of the Registrant’s Common Stock for the Weyerhaeuser Company 401(k) Plan. The Weyerhaeuser Company 401(k) Plan has now been merged into the Weyerhaeuser Company Investment Growth Plan, and 14,186 shares from the Weyerhaeuser Company 401(k) Plan have been allocated to the Weyerhaeuser Company Investment Growth Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on March 1, 2007, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

(b) The Registrant’s Current Reports on Form 8-K, filed on January 23, 2007, January 31, 2007, February 2, 2007, February 20, 2007, February 22, 2007 and February 23, 2007;

(c) The description of the Registrant’s Common Stock contained on a Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), including amendments or reports filed for the purpose of updating such description; and

(d) The Registrant’s Annual Reports on Form 11-K for the Registrant’s Investment Growth Plan, the Hourly 401(k) Plan – Number One, the Hourly 401(k) Plan – Number Two and the NORPAC Hourly 401(k) Plan, each of which was filed on June 29, 2006.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Article XII of the Registrant’s Bylaws provides that the Registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer or employee of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the Business Corporation Act of the State of Washington (the “Act”), and any other applicable law, as from time to time in effect. Section 23B.08.510 of the Act, as amended, authorizes a court to award, or a corporation to grant, subject to certain limitations, indemnity to its directors against reasonable expenses actually incurred in defending litigation against them in their capacities as directors. This indemnity to directors is sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to section 23B.08.560 of the Act, the scope of the indemnification to the Registrant’s directors includes a right to indemnification for all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement) actually incurred by any director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. Pursuant to the Registrant’s Restated Articles of Incorporation, if the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. The Registrant’s Restated Articles of Incorporation also implements section 23B.08.320, which permits a corporation to limit the personal liability of directors to the corporation or its shareholders for monetary damages. The Registrant may also indemnify and advance expenses under sections 23B.08.510 through 23B.08.560 of the Act to an employee or agent of the corporation who is not a director to the same extent as to a director.

The Registrant has obtained and maintains a standard form officers’ and directors’ liability insurance policy insuring its officers and directors against certain liabilities for certain acts or omissions while acting in their official capacity, including liability under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
5.1	Opinion of counsel regarding legality of the common stock being registered
5.2	ERISA undertaking (contained in Item 9(D))
23.1	Consent of KPMG LLP, independent registered public accounting firm
23.2	Consent of counsel (included in its opinion filed as Exhibit 5.1 hereto)
24.1	Power of Attorney (included on signature page)

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D. The undersigned Registrant hereby undertakes that it will submit or has submitted the employee benefit plans subject to this Registration Statement and any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS to qualify the plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Federal Way, State of Washington, on the 1st day of March, 2007.

WEYERHAEUSER COMPANY

By:	/s/ Claire S. Grace
Claire S. Grace Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Sandy D. McDade and Claire S. Grace, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any related registration statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and any other documents filed in connection with any such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person could or might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 1st day of March, 2007.

Signature	Title
/s/ Steven R. Rogel Steven R. Rogel	President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Richard J. Taggart Richard J. Taggart	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Jeanne Hillman Jeanne Hillman	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Debra A. Cafaro	Director
Debra A. Cafaro

/s/ Richard F. Haskayne	Director
Richard F. Haskayne

/s/ Martha R. Ingram	Director
Martha R. Ingram

/s/ John I. Kieckhefer	Director
John I. Kieckhefer

/s/ Arnold G. Langbo	Director
Arnold G. Langbo

Director
Rt. Hon. Donald F. Mazankowski

/s/ Nicole W. Piasecki	Director
Nicole W. Piasecki

/s/ Richard H. Sinkfield	Director
Richard H. Sinkfield

/s/ D. Michael Steuert	Director
D. Michael Steuert

/s/ James N. Sullivan	Director
James N. Sullivan

/s/ Kim Williams	Director
Kim Williams

/s/ Charles R. Williamson	Director
Charles R. Williamson

PLAN SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plans named below) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Federal Way, State of Washington, on March 1, 2007.

WEYERHAEUSER COMPANY INVESTMENT GROWTH PLAN

WEYERHAEUSER COMPANY HOURLY 401(k) PLAN – NUMBER ONE

WEYERHAEUSER COMPANY HOURLY 401(k) PLAN – NUMBER TWO

NORPAC HOURLY 401(k) PLAN

WEYERHAEUSER COMPANY

By:	/s/ Teri K. Wisness
Teri K. Wisness Director of Employee Benefits

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
5.1	Opinion of counsel regarding legality of the common stock being registered
5.2	ERISA undertaking (contained in Item 9(D))
23.1	Consent of KPMG LLP, independent registered public accounting firm
23.2	Consent of counsel (included in its opinion filed as Exhibit 5.1 hereto)
24.1	Power of Attorney (included on signature page)